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                                                            [FILED]
                                                            99 NOV 17 PM 2:50

                                                            SECRETARY OF STATE
                                                           TALLAHASSEE, FLORIDA



                             ARTICLES OF AMENDMENT

                                       TO

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           AFFILIATED NETWORKS, INC.


     Pursuant to the provisions of Sections 607.1003 and 607.1006 of the Florida Business Corporation Act, AFFILIATED NETWORKS, INC., a Florida corporation, (the "Corporation"), in accordance with a vote of the shareholders held on November 16, 1999, at which the number of votes cast for the amendment contained herein were sufficient for approval, hereby adopt the following amendment to the Amended and Restated Articles of Incorporation as follows:


     1. Article I of the Amended and Restated Articles of Incorporation is hereby amended as follows:

                                   ARTICLE I

                                NAME AND ADDRESS

     The name of this Corporation is MAREX.COM, INC. and its principal place of business is 2701 South Bayshore Drive, 5th Floor, Coconut Grove, Florida 33133.



     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 16th day of November, 1999.





                                             BY: /s/ David A. Schwedel
                                                --------------------------------
                                                David A. Schwedel
                                                Chief Executive Officer,
                                                President and Director